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                                                                Exhibit 4.5


                           NUANCE COMMUNICATIONS, INC.

              AMENDMENT TO THE AMENDED AND RESTATED INVESTOR RIGHTS
                         AGREEMENT DATED OCTOBER 1, 1999

     This AMENDMENT TO THE AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (the "AMENDMENT") is entered into as of the 30th day of October, 2000, by and among NUANCE COMMUNICATIONS, INC., a Delaware corporation (the "COMPANY"), at least a majority in interest of the Holders (as defined therein) who are parties to the Amended and Restated Investor Rights Agreement dated as of October 1, 1999 (the "EXISTING HOLDERS"), and ONSTAR CORPORATION as a purchaser of a warrant to purchase 100,000 shares of the Company's Common Stock (the "NEW HOLDER"). All capitalized terms not otherwise defined herein shall have the meaning set forth in the Amended and Restated Investor Rights Agreement dated as of October 1,1999 (the "RIGHTS AGREEMENT") by and among the Company and the Existing Holders.

                                    RECITALS

     WHEREAS, the Company and the Existing Holders are parties to the Rights Agreement;

     WHEREAS, the New Holder has executed or will execute a warrant to purchase 100,000 shares of the Company's Common Stock pursuant to the terms of the Warrant Purchase Agreement dated December 4, 2000 ( the "SHARES");

     WHEREAS, pursuant to Section 3.7 of the Rights Agreement, the Rights Agreement may be amended by the written consent of the Company and a majority of the Existing Holders, with any such amendment effected in accordance with
Section 3.7 binding upon all Existing Holders;

     WHEREAS, the signatories below constitute a majority of the Existing
Holders;

     THEREFORE, in consideration of the foregoing, the parties agree as follows:

     1. The New Holder shall be deemed a "Holder" as such term is defined in the Rights Agreement and Schedule A of the Rights Agreement shall be amended to include the New Holder as set forth on Exhibit A hereto.

     2. Section 1.1(i) shall be amended to include the New Holder's Shares in the definition of Registrable Securities as set forth below:

          (i)The term "REGISTRABLE SECURITIES" means (i) the Common Stock issuable or issued upon conversion of the Preferred Stock; (ii) THE COMMON STOCK ISSUABLE OR ISSUED UPON THE EXERCISE OF THE WARRANT ISSUED PURSUANT TO THAT CERTAIN WARRANT PURCHASE AGREEMENT DATED DECEMBER 4, 2000 BETWEEN THE COMPANY AND ONSTAR CORPORATION; AND (iii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other


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     distribution with respect to, or in exchange for or in replacement of the shares referenced in (i) or (ii) above, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which such person's rights under this Section 1 are not assigned in accordance with
     Section 1.13.

     3. Section 2.4 shall be amended to allow the New Holder Inspection Rights as set forth below:

          2.4 INSPECTION RIGHTS: The Company shall permit each Holder, as long as such Holder holds not less than 10% of the total Series E Preferred Stock issued at the Closing (or 10% of the Common Stock issued upon conversion of the Series E Preferred Stock, or a combination of such conversion stock and Series E Preferred Stock), not less than 10% of the total Series D Preferred Stock outstanding at the Closing (or 10% of the Common Stock issued upon conversion of the Series D Preferred Stock, or a combination of such conversion stock and Series D Preferred Stock), not less than 10% of the total Series C Preferred Stock outstanding at the Closing (or 10% of the Common Stock issued upon conversion of the Series C Preferred Stock, or a combination of such conversion stock and Series C Preferred Stock), not less than 10% of the total Series B Preferred Stock outstanding as of the Closing (or 10% of the Common Stock issued upon conversion of the Series B Preferred Stock, or a combination of such conversion stock and Series B Preferred Stock), or not less than 10% of the total Series A Preferred Stock outstanding as of the Closing (or 10% of the Common Stock issued upon conversion of the Series A Preferred Stock, or a combination of such conversion stock and Series A Preferred Stock), OR SO LONG AS THE HOLDER IS ONSTAR CORPORATION, at the Holder's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers all at such reasonable times as may be requested by the Holder; provided, however, that the Company shall not be obligated pursuant to this Section 2.4 to provide any information which it reasonably considers to be a trade secret or confidential information. The rights of a Holder under this Section 2.4 may not be assigned as part of such Holder's sale of any of the Registrable Securities except with the consent of the Company, which consent will not be unreasonably withheld.

     4. Except as set for in this Amendment, the Rights Agreement shall remain unmodified and in full force and effect.


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          IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date set forth above.

COMPANY:

NUANCE COMMUNICATIONS
a Delaware corporation

By: /s/ RONALD A. CROEN
    -------------------------------------------------
      Ronald A. Croen
      President and Chief Executive Officer


                           EXISTING HOLDERS:


                           MAYFIELD ASSOCIATES FUND II
                           MAYFIELD VII

                           By: /s/ YOGEN K. DALAL
                               -------------------------------------------------
                                Yogen K. Dalal

                           Address:     2800 Sand Hill Road, Suite 250
                                        Menlo Park, CA  94025


                           DALAL REVOCABLE TRUST, UDT 7/31/90

                           By: /s/ YOGEN K. DALAL
                               -------------------------------------------------
                                Yogen K. Dalal, Trustee

                           Address:     2800 Sand Hill Road, Suite 250
                                        Menlo Park, CA  94025



                           ALAN HERZIG

                           By: /s/ ALAN HERZIG
                               -------------------------------------------------
                                Alan Herzig

                           Address:     190 Fox Hollow Road
                                        Woodside, CA  94062




  Signature Page to Amendment to Amended and Restated Investor Rights Agreement

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                           U.S. VENTURE PARTNERS IV, L.P.
                           SECOND VENTURES II, L.P.
                           USVP ENTREPRENEUR PARTNERS II, L.P.


                           By:  Presidio Management Group IV, L.L.C.
                           Its  General Partner


                           By: /s/ MICHAEL P. MAHER
                               -------------------------------------------------
                                Michael P. Maher, Attorney-In-Fact

                           Address:     2180 Sand Hill Road #300
                                        Menlo Park, CA 94025

                           MORGENTHALER VENTURE PARTNERS IV

                           By:  Morgenthaler Venture Partners IV
                                Its Managing Partner

                           By: /s/ GARY J. MORGENTHALER
                               -------------------------------------------------
                                Gary J. Morgenthaler, General Partner


                           Address:     2730 Sand Hill Road, Suite 280
                                        Menlo Park, CA  94025

                           SRI INTERNATIONAL

                           By: /s/ CURTIS R. CARLSON
                               -------------------------------------------------
                                    (signature)

                           Name:   Curtis R. Carlson
                                 -----------------------------------------------
                                    (please print)

                           Title:  President & CEO
                                  ----------------------------------------------
                                    (please print)

                           Address:     333 Ravenswood Avenue
                                        Menlo Park, CA 94025


  Signature Page to Amendment to Amended and Restated Investor Rights Agreement

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                           2180 ASSOCIATES FUND


                           By:  Michael P. Maher
                           Its  Attorney-In-Fact


                           By: /s/ MICHAEL P. MAHER
                               -------------------------------------------------
                                Michael P. Maher, Attorney-In-Fact

                           Address:     2180 Sand Hill Road #300
                                        Menlo Park, CA 94025


  Signature Page to Amendment to Amended and Restated Investor Rights Agreement

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                           NEW HOLDER:


                           ONSTAR CORPORATION

                           By: /s/ F.H. COOKE
                               -------------------------------------------------
                                F. H. Cooke
                                Vice President, Commercial Development.

                           Address:



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                                    EXHIBIT A

                                   SCHEDULE A

                     ADDENDUM NO.1 TO SCHEDULE OF INVESTORS


           NAME
           ----

   OnStar Corporation



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